Exhibit 10.1

CONSULTING AGREEMENT
咨询协议书

THIS CONSULTING AGREEMENT (the “Agreement”) is made and entered into this 20th day of November, 2015 (the “Effective Date”), by and between Regeneration Capital Group, LLC (“Regen”) and Takung Art Company, Ltd. (“Takung”).

本咨询协议(以下称“本协议”)由瑞杰资本集团有限公司(以下称“瑞杰”)和香港大公文化艺术品产权交易所(以下称“大公”)于2015年11月20日签订。

WHEREAS, Regen is in the business of providing consulting and advisory services; and

鉴于，瑞杰的业务范围包括向大公提供企业管理和咨询的服务。

WHEREAS, Takung deems it to be in its best interest to retain Regen to render consulting and advisory services in connection with listing its common shares on the NASDAQ exchange; and

鉴于，大公出于为其本身利益考虑决定聘请瑞杰向大公提供有关其股票在纳斯达克交易所上市的管理和咨询的服务。

WHEREAS, Regen is ready, willing and able to render, on a non-exclusive basis, such consulting and advisory services to Takung as hereinafter described on the terms and conditions more fully set forth below.

鉴于，瑞杰是自愿的、有准备、有能力，在非排他性的基础上，向大公提供管理和咨询的服务，具体条件和内容在以下条款中明确。

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

因此，双方经友好协商，在双方确认和充分告知的情况下，就咨询服务达成以下 协议：

1.	Consulting Services. Takung hereby retains Regen and Regen hereby accepts and agrees to such retention. Regen shall render to Takung the services ("Services") set forth on Exhibit A, attached hereto and incorporated herein.
咨询服务。大公聘请瑞杰作为其独立顾问，瑞杰同意并接受聘请。瑞杰应向大公提供在附件A所详列的服务。

It is acknowledged and agreed by Takung that Regen carries no professional licenses, and is not rendering legal advice or performing accounting services, nor acting as an investment advisor or broker-dealer within the meaning of applicable state and federal securities laws. Regen as an experienced advisor ensures to provide legal and appropriate services in this agreement to Takung and will not have any negative impact on Takung for a NASDAQ listing.

大公明知并同意接受瑞杰没有专业执照，不提供会计方面的服务，也不提供根据相关的州和联邦证券法律所定义的投资顾问和股票经纪代理的服务的事实。瑞杰作为有经验的顾问确保其向大公提供本协议项下的服务是合法和适宜的，不会因此产生对大公上市不利的影响。

Consulting Agreement

2.	Independent Contractor. Regen agrees to perform the Services as an independent contractor. Nothing contained herein shall be considered to create the relationship of partnership, joint venture or employer-employee between the parties to this Agreement. Takung shall not make social security, worker’s compensation or unemployment insurance payments on behalf of Regen.

独立的合同方。瑞杰同意作为独立的合同方提供服务。本协议中的任何约定都不应视为意图在协议双方之间建立合作、合资或雇主和雇员的关系。大公不需要代瑞杰支付社保、员工补偿和失业保险等费用。

3.	Time, Place and Manner of Performance. Regen shall be available for advice and counsel to the officers and directors of Takung at such times and places as may be mutually agreed upon. The time, place and manner of performance of the Services hereunder, including the amount of time to be allocated by Regen to any specific service, shall be determined in the sole discretion of Regen.

服务的时间、地点和方式。根据双方协商同意的时间和地点，瑞杰应向大公的管理人员提供咨询服务。服务的时间、地点和方式，包括对于提供具体服务的时间安排应该由瑞杰全权决定。

4.	Term of Agreement. This Agreement shall commence upon the Effective Date and shall terminate after the completion of all jobs listed in Exhibit A and Takung’s stocks trade on NASDAQ

期限。本协议应于生效日起执行，有效期至完成附件A所列的全部工作，且大公股票在纳斯达克上市。

5.	Compensation. In full consideration of the Services to be provided to Takung by Regen, as fully set forth in Exhibit A, Takung shall pay a fee to Regen equal to an aggregate 487,000 of Takung’s restricted shares of common stock (the “Compensation Shares”).

酬劳。根据附件A的约定，瑞杰瑞杰向大公提供相应的咨询服务。大公应向瑞杰支付顾问费用等同于487,000的公司普通股票（补偿股票）。

The “Compensation Shares” shall be:

“补偿股票”应:

a.	Issued as soon as practical following the execution of this Agreement.
b.	The Compensation Shares shall be placed in escrow at Takung’s US law firm subject to an “Escrow Agreement” consistent with the terms of this Agreement.

补偿股票将依据与本协议条款一致的“托管协议”规定由大公的美国律师事务所托管。

c.	Prior to December 31, 2016, if the Company were to successfully list on the NASDAQ or other main board exchange such as the New York Stock Exchange, the Company shall forthwith instruct or cause the escrow agent to deliver the Compensation Shares to Regen. However, if the Company were not listed on the NASDAQ or other main board exchange such as the New York Stock Exchange by December 31, 2016, the Company shall instruct or cause the escrow agent to return the Compensation Shares to the Company for cancellation.

Consulting Agreement

在2016年12月31日之前， 如果大公成功转到纳斯达克或者别的主板交易所比如纽交所， 大公必须立刻指令托管代理人把补偿股票交给瑞杰。 相反的，如果大公不能够在2016年12月31日之前成功转到纳斯达克或者别的主板交易，大公就得指令托管代理人退回补偿股票以便撤销股票。

d.	Accordingly, prior to Takung’s shares trading on NASDAQ or other main board exchange, no Compensation Shares released to Regen will be sold unless Takung provides prior written approval. Once Takung’s shares are trading on NASDAQ, prior approval by Takung for Regen to sell Compensation Shares will not be required.

大公的股票在纳斯达克交易以前，除非大公事先批准，瑞杰不得出售其补偿股票。一旦大公的股票在纳斯达克交易后，瑞杰将不需要大公事先批准来出售补偿股票。

e.	Regen shall be entitled to “piggy back” registration rights with respect to the Compensation Shares.瑞杰有权在大公的普通股在纳斯达克交易所上市时一起注册其补偿股票。

6.	Asia IR/PR. Takung agrees that pursuant to Exhibit A, Takung will not unreasonably refuse to enter into a 6 month agreement with Asia IR/PR, an affiliate of Regen, for investor relation services for a fee of $10,000 per month.

泛亚营投。 大公同意按照附件A，大公不会无理拒绝与泛亚营投签订6个月的协议，泛亚营投是一家瑞杰的关联公司，每月投资者关系服务费用1万美元。

7.	Expenses. Takung shall reimburse Regen for all reasonable and pre-approved out-of-pocket expenses Regen incurs including business class flights hereunder. Takung agrees to reimburse Regen for such expenses within 14 days of Regen submitting paid receipts or other documentation.

费用开支。大公应支付瑞杰因此协发生的所有合理的并且预先核准的费用报销包含商务舱航班，大公同意在瑞杰递交实付收据或其他文件后十四日内核销完成付款。

8.	Indemnification. Takung agrees to indemnify and hold harmless Regen or any controlling person, director, officer, employee, affiliate or agent of Regen ( the “Indemnified Parties”) against any losses, claims, damages, expenses or liabilities, joint or several arising in any manner out of or in connection with this Agreement.Takung shall reimburse Regen for all reasonable expenses (including, without limitation, fees and disbursements of counsel) as they are incurred by Regen in connection with investigating, preparing or defending any pending or threatened action, suit, claim, investigation or proceeding, whether or not in connection with pending or threatened litigation, in which Regen is involved by reason of services rendered to Takung (the "Action"), except to the extent that it is finally judicially determined that such Actions were caused by the gross negligence, recklessness, willful misconduct or bad faith of Regen.

赔偿。 大公同意赔偿并守持无害原则予瑞杰或控制的任何人、董事、管理人员、员工、瑞杰的子公司或代理人（“受保护方”）针对任何损失、索赔、损害、费用或责任、共同或连带产生的任何方式与本协议有关的。 大公应支付瑞杰所有合理费用报销（包括但不限于，费用和律师的支出），因为它们是瑞杰为调查、准备或维护任何未决的或威胁的诉讼、起诉、索赔、调查或诉讼，不论是否为未决的或潜在的诉讼，其中瑞杰因提供给大公的服务（一个“行动”），除在某种程度上，最后由司法认定是否这种行动是由重大疏忽、鲁莽、故意不当行为或瑞杰恶意造成的。

Consulting Agreement

In the event any Action is commenced against Regen with respect to which indemnity may be sought against Takung, Regen shall promptly notify Takung in writing and Takung shall assume the defense thereof, including the employment and payment of all fees and expenses of a law firm acceptable to Regen . Regen shall have the right to retain separate counsel with the fees and expenses of such counsel at the expense of Takung unless the expenses of such counsel have been expressly assumed in writing by Regen.

在该情况下采取的任何对抗瑞杰的行动可向大公寻求赔偿，瑞杰应及时以书面形式通知大公，而大公应当承担其辩护，其中包括瑞杰同意的律师事务所的所有费用和支出。瑞杰有权聘请独立法律顾问，该律师等费用由大公支付，除非这些律师的费用已经明确由瑞杰以书面假定。

For Actions brought against Regen for which Takung has assumed the defense, Takung agrees that it will not, without the prior written consent of Regen, settle or compromise or consent to the entry of any judgment in any Action unless such settlement, compromise or consent (i) includes a release of all Indemnified Parties from all liability arising or that may arise out of such claim and (ii) provides for the payment of an amount that Takung is willing and able to pay and (iii) does not contain any covenant a result to injunctive relief that would limit the Indemnified Parties future conduct.

大公为起诉瑞杰的行动担任了辩护，大公同意其将不会在没有经过瑞杰事先书面的同意下，和解或妥协或同意任何判决，除非该和解、妥协或同意任何行动的条款（1）包括解除所有受保护方所产生或可能产生此类索赔的全部法律责任及（2）提供大公愿意并能够支付的一笔款项及（3）不包含任何契约导致限制赔偿方未来的行为禁令救济。

9.	Termination. This Agreement shall terminate upon the date set forth in Paragraph 4 above or as set out below:
终止。本协议可以依据上文第四条的约定终止或者在符合以下条件的情况下终止：

a.	Regen’s relationship with Takung hereunder may be terminated at any time by mutual written agreement of the parties hereto.

本协议可以经双方的书面协议在任何时候终止。

b.	Regen shall have the right and discretion to terminate this Agreement if any of the following shall occur:
瑞杰有权在下列事项发生的情况下，自行决定终止本协议：

Consulting Agreement

i.	Takung violates any law, ordinance, permit or regulation of any governmental entity, except for violations which either singularly or in the aggregate do not have or will not have a material adverse effect on the operations of the Takung or fails to disclose such previous violations; or

大公有违反政府有关法律、条例、许可证和规定的行为，除非该行为是个例或者多次行为的总的后果不会也不会在将来对大公的经营产生不利的实质性的影响；或者大公隐瞒过去的违法和违规行为；或者

ii.	A finding that Takung has made material misrepresentations to Regen regarding Takung’s business or management.
发现大公向瑞杰提供的有关公司业务和管理的信息是有实质性错误的失实陈述。

If this agreement is terminated due to above reasons, expenses paid by Takung to Regen are not refundable.

本协议因以上原因终止的，大公已经支付瑞杰的费用不得要求返还。

c.	Takung shall have the right and discretion to terminate this Agreement if any of the following shall occur:

大公有权在下列事项发生的情况下，自行决定终止本协议：

i.	If Takung meets or exceeds financial projections provided to Regen and Takung’s share price does not reach $4.00 per share and daily trading volume does not reach 25,000 shares per day by January 31, 2016.

如果大公达到或超过提供给瑞杰的财务预测数据，而在2016年1月31日大公的股价未达每股4.00美元且每日交易量未达25,000股。

ii.	Takung’s application to up list to NASDAQ is denied.

大公转板到纳斯达克的申请被拒绝。

iii.	Regen is accused of violating SEC or FINRA regulations in connection with the services provided herein.

瑞杰被指控违反了与本文所提供的服务有关的美国证券交易委员会和美国金融业监管局规定。

iv.	If this agreement is terminated due to above reasons, all Compensation Shares left in escrow account will be returned to the Company and cancelled.

本协议因以上原因终止的，所有留在托管账户的股票将返还给公司作注销。

Consulting Agreement

10.	Proprietary Information. Regen agrees that all reports, text and other materials prepared by it at the direction of Takung in the course of this engagement shall become the property of Takung. However, Takung agrees that all proprietary information, know-how and methodology used by Regen in order to perform its Services under this Agreement are the property of Regen and that Takung will not use such proprietary information, know-how and methodology for any commercial or other use without reference to and prior written permission by Regen. The obligations of Takung hereunder shall not apply to any information which (a) was in the public domain at the time it was disclosed to Regen; (b) enters the public domain other than by breach of this Agreement by Takung; (c) is known to Regen at the time of its disclosure to Regen by Takung; (d) is disclosed to Regen by a third party who has the right to do so; (e) is developed by Regen independently of any disclosure by Takung hereunder; (f) is disclosed by Takung to a third party without the restrictions and obligations imposed upon Regen by this Agreement; or (g) is not identified as material or considered proprietary or confidential at the time it is provided.

专有信息。瑞杰同意所有在本协议有效期限内，根据大公的指导，由瑞杰准备的报告、文字和其他资料都应视为大公的财产。但是，大公同意瑞杰在根据本协议提供服务的过程中所使用的专有信息、专有技术和方法是瑞杰的财产，在没有瑞杰书面同意的情况下，大公不得为谋求商业目的和其他事项使用这些专有信息、专有技术和方法。大公的此项义务不适用于以下情况：(a) 向瑞杰披露该信息的时候，该信息已经公布于众； (b) 不是由于大公的过错，已经为公众所知的信息；(c) 大公在向瑞杰披露信息的时候，瑞杰已经掌握的信息；(d) 有权利的第三方向瑞杰披露的信息； (e) 由瑞杰独立获得的，大公随后披露的；(f)由大公向在不受本协议约束的情况下向第三方披露的信息；或者(g) 在被提供时，不被视为有实质性的、专有的或者机密的性质。

11.	Confidentiality. Regen recognizes and acknowledges that it has and will have access to certain confidential information of Takung and its affiliates that are valuable, special and unique assets and property of Takung and such affiliates. Regen will not, during, the term of this Agreement or at any time thereafter, disclose, without the prior written consent or authorization of Takung, any such information identified by Takung in writing as confidential information to any person, except to authorized representatives Regen or its affiliates, for any reason or purpose whatsoever. The obligations of Regen hereunder shall not apply to any information which (a) was in the public domain at the time it was disclosed to Regen; (b) enters the public domain other than by breach of this Agreement by Regen; (c) is known legally to Regen at the time of its disclosure to Regen by Takung; (d) is disclosed to Regen by a third party who has the right to do so; (e) is developed by Regen independently of any disclosure by Takung hereunder; (f) is disclosed by Takung to a third party without the restrictions and obligations imposed upon Regen by this Agreement; or (g) is not identified as material or considered proprietary or confidential at the time it is provided. This Section 11 shall survive termination of this Agreement for any reason.

保密。瑞杰明知并承认在提供服务的过程中，接触到的大公以及其附属机构的一些机密资料是有价值的、特殊的和唯一的，是大公以及其附属机构的财产。瑞杰在本协议其间和协议之后的任何时间，在没有大公以书面形式授权同意的情况下，对于大公以书面形式确认为机密的信息，除了向瑞杰的代表和附属公司披露外，不得以任何理由向其他方披露。瑞杰的此项义务不适用于以下情况：(a) 向瑞杰披露该信息的时候，该信息已经公布于众；(b)不是由于瑞杰的过错，已经为公众所知的信息；(c) 大公在向瑞杰披露信息的时候，瑞杰已经合法掌握的信息；(d) 有权利的第三方向瑞杰披露的信息；(e) 由瑞杰独立获得的，大公随后披露的；(f)由大公向在不受本协议约束的情况下向第三方披露的信息；或者(g) 在被提供时，不被视为有实质性的、专有的或者机密的性质。在本协议其他部分或全部终止的情况下，本第八条约定仍然有效。

Consulting Agreement

12.	Waiver of Breach. Any waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by any party.
违约免责。协议一方放弃对违约方就违反协议条款的追索的权利，不应被视为对今后违约行为发生放弃追索的权利。

13.	Assignment. This Agreement and the rights and obligations of Regen hereunder shall not be assignable to a third party without the written consent of Takung.
转让。在没有大公以书面形式同意的情况下，瑞杰不得将根据本协议约定的任何权利和义务转让给第三方。

14.	Governing Laws. This Agreement shall be governed by the laws of the State of New York.
适用法律。本协议受纽约州法律管辖。

15.	Severability. All agreements and covenants contained herein are severable and in the event any of them shall be held to be invalid by any court of competent jurisdiction, then the Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.
可分割性。在本协议的任何条款经有管辖权的法院认定为无效或不可执行的情况下，不影响本协议其他条款的有效性。

16.	Entire Agreement. This Agreement constitutes and embodies the entire understanding and agreement of the parties and supersedes and replaces all prior understandings, agreements and negotiations between the parties.
本协议。本协议包括所有协议双方达成的部分及全部的共识，之前的理解和谈判都全部合并于本协议。

17.	Waiver and Modification. Any waiver, alteration or modification of any of the provisions of this Agreement shall be valid only if made in writing and signed by the parties hereto. Each party hereto, from time-to-time, may waive any of its rights hereunder without affecting a waiver with respect to any subsequent occurrences or transactions hereof.

协议修改。任何对本协议约定的权利的放弃、对条款的变更和修改都应该以经签字的书面形式提出。协议一方对约定权利的放弃不影响对未来事件免责权利的适用。

18.	Succession. This Agreement shall inure to and be binding upon the parties hereto and their respective successors and assigns.
继承。本协议一经签订对双方及其继承者都具有约束力。

19.	Counterpart and PDF Signatures. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of PDF copies bearing the signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such PDF copies shall constitute enforceable original documents.

副本和协议的签署。本协议可能会有二份或以上的副本，所有正副本都应视为具有同样的法律效力。如果以传真的方式签署和传送的文件，在传真上的签名应被视为与在原件上的签名具有同等的法律效力，对签约各方具有同等约束力。

Consulting Agreement

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.
特此证明本协议将有双方按上述如期按时执行。

REGENERATION CAPITAL GROUP, LLC 瑞杰资本集团有限公司 By: /s/ Richard Kaufman Name (姓名): Richard Kaufman Title (职务): CEO	TAKUNG ART CO., LTD. 香港大公文化艺术品产权交易所 By: /s/ Di Xiao Name (姓名): Di Xiao Title (职务): CEO

Consulting Agreement

EXHIBIT “A”

附件“A”

Subject to the terms of this Agreement and so long as no default by Takung exists, Regen agrees to provide the following Services to Takung:

在大公没有违约行为的情况下，瑞杰同意根据本协议的规定向大公(以下又称 “公司”)提供以下服务:

1.	Assist Takung and Takung’s counsel to prepare various legal documents to obtain DTC eligibility, complete a 15 (c) 211 filing, file an S-1 registration statement, file a NASDAQ application and other necessary filings.

协助和大公的大公的律师准备法律文件，以获得DTC资格、完成15 (c) 211备案、递交S-1注册声明，和申请纳斯达克上市和其他必要的申请和备案。

2.	Assist and help Takung with the selection of and coordination with an underwriter or placement agent, the independent auditors, due diligence firms and others.

协助大公选择承销商或配售代理、独立审计师事务所、尽职调查事务所及其他，并协调上述事务所的业务往来。

3.	Assist Takung’s preparation of financial projections, business plans, executive summaries, web sites and Power Point Presentations, as necessary.

协助大公根据需要准备公司财务预测、商业计划书、执行摘要、公司网站以及演示文稿。

4.	Assist Takung to identify and recruit qualified directors and officers, as required both for “good corporate governance”, shareholder relations and Sarbanes-Oxley (“SOX”) compliance.

根据良好的公司治理的要求，投资者关系以及根据萨班斯-奥克斯利法Sarbanes-Oxley (“SOX”) 法案的规定，协助大公选择及招聘上市公司的董事会成员及其他管理人员。

5.	Assist in the preparation of communication materials for use during road shows and other investor presentations regarding the Transaction.

协助准备在路演及其他与本项目相关的投资者简报中所使用的宣传材料。

6.	Throughout the process, organize and coordinate among law firm, underwriter or placement agent, independent audit firm, due diligence firm, accounting firm, investor relation management firm and all other related parties.

在整个过程中总体组织、协调律师事务所、承销商或配售代理、独立审计师事务所、尽职调查事务所、会计师事务所和投资者关系管理公司等全部相关机构和人士，并且整体组织大公股票在纳斯达克上市的各项工作。

Consulting Agreement